UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2007

Commission File Number 0-27958

FLANDERS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	13-3368271
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2399 26th Avenue North, St. Petersburg, Florida	33713
(Address of principal executive offices)	(Zip Code)

(727) 822-4411

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and financial conditions

Attached as an exhibit is the Company’s press release regarding

“Flanders Announces Year end Earnings”

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:

February 20, 2007

FLANDERS CORPORATION

By:  /s/

Steven K. Clark

Steven K. Clark

Chief Executive Officer

EXHIBIT INDEX

99.1	Flanders Announces Year end Earnings

Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Flanders Announces Year end Earnings

St. Petersburg, Florida, February 19, 2007 – Flanders Corporation (NASDAQ:FLDR), today announced its results for the year ended December 31, 2006.  Net Earnings from continuing operations were $5.5 million or $ .21 per share for 2006 and $12.5 million, or $0.48 per share for 2005.  Net earnings for 2006 were $.08 per share.  Revenues for the year were $238 million up 4% from $229 million for 2005.

Steve Clark, President and C.E.O., commented, “Revenue growth slowed during the last two months of the year due to the unusual temperate weather patterns. Additionally several significant orders were delayed and either have shipped or will ship in the first quarter of 2007.  However, our backlog remains strong and is up $18 million from $26 million in 2005 to $44 million at 2006 year end.

2006 was a year of challenges and significant accomplishment. We endured two natural disasters; a fire in Terrell Texas and flood in Auburn, Pennsylvania that resulted in an extraordinary loss of $3.5 million.  However, during the year we completed our new automated line in Washington, NC and finished the construction of our new filter media line in Clarkton, NC.  In addition we brought on line our new plants in Dallas, Texas and Matamoros, Mexico.

The new fully automated line and our new energy saving filter media are key to our operations.   The fully automated lines will significantly reduce our labor costs while our new filter media will not only reduce our costs but meets all the new ASHRAE standards to be in effect July of this year.  We have begun a running change to our new Power Saver Media which should be completed by the end of May.”

Robert Amerson, Chairman of the Board, commented “Interest in our high-end containment products for government and commercial settings continues to expand.  We continually work to acquire contracts in this area, and believe that we will see continued expansion in this market. ”

Conference Call

A conference call with investors, analysts and other interested parties is scheduled for 11:00 AM EST on February 21, 2007 to discuss  year-end operating results.   People wishing to participate in the conference call should dial 888-968-4564.

	2006		2005
Net sales	$ 238,378	100.0%	$ 229,276	100.0%
Gross profit	48,725	20.4	52,917	23.1
Operating expenses	40,868	17.1	35,297	15.4
Operating income	7,857	3.3	17,620	7.7
Nonoperating income (expense)	351.2		(375)	(.2)
Earnings before income taxes	8,208	3.4	17,245	7.5
Provision for income taxes	2,683	1.1	4,739	2.1
Extraordinary items	(3,475)	(1.5)	0	0.0
Net earnings	2,050.1		12,506	5.5

Net Sales: Net sales for 2006 increased by $9,102 or 4.0%, to $238,378, from $229,276 for 2005.  The increase in net sales was due to our success in increasing our market share in our industrial division. The Company introduced two new products, Energy Air and our new nested product which increased sales but was offset by the plant fire in Texas and plant flood in Pennsylvania which reduced manufacturing capacity.

Gross Profit:  Gross profit for 2006 decreased $4,192 or 7.9%, to $48,725 which made up 20.4% of net sales, from $52,917 for 2005, which made up 23.1% of net sales.  The US economy experienced cost increases due to inflation including increases in in-bound shipping costs due to increased fuel costs, raw material costs, especially in the cost of metal. These costs were partially offset by vertical integration of certain manufacturing processes.  The gross profit during the year has decreased due to the start up of three new plants in Clarkton, North Carolina, Dallas, Texas and Matamoros, Mexico as well as new production lines for the EnergyAire and nested filters.  The plant fire in Texas and the plant flood in Auburn, Pennsylvania increased the overall cost of production.   Additionally, the product mix has shifted towards lower margin items, however it is anticipated that this trend will reverse during the near term.

Operating Expenses:  Operating expenses for 2006 increased $5,571, or 15.8%, to $40,868, from $35,297 in 2005. .   Operating expenses as a percentage of sales increased in 2006 to 17.1% from 15.4% in 2005..  The increase in operating expenses was primarily caused by an increase in the number of sales locations resulting in increased sales and commissions of $2,150, rents of $987 and freight out of $359.  Additionally, bad debt expense increased by $969.

Extraordinary Items:  In 2006, a warehouse in Texas was damaged by a fire and a warehouse in Pennsylvania was damaged by a flood.  The Company reported an extraordinary loss on the fire of $3,475 (net of income taxes of $2,315 and insurance proceeds of $11,000,000).

Flanders is a leading air filtration products manufacturer.  Flanders' products are utilized by many industries, including those associated with commercial and residential heating, ventilation and air conditioning systems, semiconductor manufacturing, ultra-pure materials, biotechnology, pharmaceuticals, synthetics, nuclear power and nuclear materials processing.

This press release contains forward-looking statements that are inherently subject to risk.  These forward-looking statements are not intended to be promises or predictions of the future and may be affected by a number of factors that may change the currently anticipated outcome.  These factors include market acceptance of Flanders’ products,  the success of Flanders’ fully automated line and  new energy saving filter media, that fully automated lines will significantly reduce Flanders’ labor costs, significant  orders  being  shipped in the first quarter of 2007, that Flanders’ new filter media will not only reduce costs but meets all the new ASHRAE standards to be in effect July of 2007, change to Flanders’ Power Saver Media being  completed by the end of May 2007, acquiring contracts for Flanders’ high-end containment products for government and commercial settings and that business expanding,  competition in the marketplace for Flanders' products, the success of retailers and distributors through which Flanders sells its products, Flanders' ability to contain costs and maintain production and efficiency, the effects of any reduction in workforce,, a determination by potential Flanders customers that the higher cost of its high-end filtration systems can be justified for general application, Flanders’ ability to successfully retrofit existing buildings with effective sophisticated filtering and air handling systems, the ability to increase its high end containment products for commercial and governmental settings, the success of Flanders CSD (Flanders Complete Services Division), the ability to continue implementation of vertical integration of Flanders’ raw material supplies and the  development of increased demand for its high-end products.  Many of these factors are not within Flanders’ control.  These factors, and others, are discussed in Flanders’ periodic reports filed with the Securities and Exchange Commission and should be reviewed by the reader of this press release.

For further information on Flanders and its products, visit its web site at http://www.flanderscorp.com/ or contact Steven Clark at (727) 822-4411.